UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 28, 2013
(Date of earliest event reported)

VISTA GOLD CORP.
(Exact Name of Registrant as Specified in Charter)

Yukon Territory, Canada
(State or Other Jurisdiction of Incorporation)

1-9025 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

7961 SHAFFER PARKWAY, SUITE 5, LITTLETON, COLORADO 80127
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (720) 981-1185

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

(All Dollar Amounts Are In Canadian Dollars)

On March 28, 2013, Vista Gold Corp. (the “Registrant”) entered into a credit agreement (the “Credit Agreement”) with Sprott Resource Lending Partnership (“SRLP”) for the purpose of establishing a credit facility (the “Credit Facility”).  Pursuant to the terms of the Credit Facility, SRLP agreed to lend to the Registrant an aggregate amount of $10,000,000 at an interest rate of 8 percent annum, compounded monthly and payable monthly.  The Credit Facility has a maturity date of March 28, 2014 (the “Maturity Date”) which may be extended for one year by the mutual agreement of the Registrant and SRLP (an “Extension”), provided that SRLP is satisfied in the Registrant’s capacity to repay the loan and that the Registrant’s assets are not, or are not about to become, impaired.  In exchange for an Extension, the Registrant will pay SRLP an extension fee, payable in common shares of the Registrant, equal to 3.5% of the outstanding balance of the Credit Facility as at the date of such notice of the Registrant to SRLP of its desire for an Extension.

In consideration for SRLP entering into the Credit Agreement, the Registrant agreed to pay for SRLP’s total fees associated with the closing of the Credit Agreement equal to 3.5% of the facility amount, including $100,000 is cash and the issue of $250,000 worth of common shares of the Registrant (the “Bonus Shares”).  The Bonus Shares were priced at a 10% discount to the volume weighted average trading price of the common shares for the five (5) trading days immediately prior to the date of execution of the non-binding term sheet for the Credit Facility on March 13, 2013, for a total of 125,798 Bonus Shares.

The Registrant has covenanted to SRLP that the proceeds of the Credit Facility will be used for the sole purpose of the continued development of the Registrant’s Mt. Todd Gold project located in the Northern Territory, Australia and its Guadalupe de los Reyes project located in Mexico and for general working capital purposes, and for no other purpose whatsoever without the express written consent of SRLP.

If after the advance under the Credit Facility, the Registrant or any of its subsidiaries sell or otherwise dispose of any material assets outside of the ordinary course of business in excess of $1,000,000 in the aggregate (excluding the Registrant’s Colomac Mill Equipment), the Registrant will pay or cause to be paid to SRLP 50% of the proceeds from such sale of disposition in excess of $1,000,000 in the aggregate, net of reasonable selling costs, to be applied on account of the Credit Facility up to the full amount of the outstanding balance.

If after the advance under the Credit Facility, the Registrant or any of its subsidiaries close one or more equity financings in excess of $1,000,000 in the aggregate (which for greater certainty shall not include the exercise of any options or warrants issued by the Registrant or any subsidiary), the Borrower will pay or cause to be paid to SRLP 50% of the proceeds of such equity financings in excess of $1,000,000 in the aggregate, net of reasonable financing costs, to be applied on account of the Credit Facility up to the full amount of the outstanding balance.

The Registrant may voluntarily prepay the Credit Facility in whole at any time before maturity, without penalty provided that not less than four months of interest on the total principal amount of the Credit Facility has been paid to SRLP, and further provided that such prepayment is made on the last business day of a calendar month after not less than 10 business days’ prior written notice of the Registrant’s intention to prepay the Credit Facility.

Upon occurrence of an event of default, SRLP may demand immediate payment of all amounts owning under the Credit Facility.  An event of default includes, (a) failure to make a payment of principal or interest when due, and such failure continues for two (2) business days; (b)if the Registrant defaults in observing or performing any term, covenant or condition of the Credit Agreement or any security or other document delivered hereunder or in connection with the Credit Facility, other than the payment of monies as provided for in (a) above, on its part to be observed or performed and such failure continues for five (5) business days; (c) if the Registrant commits an event of default under the security agreement; (d) if the Registrant is in default of any material prescribed filings with applicable securities regulatory authorities, the Toronto Stock Exchange or market on which its shares then trade (collectively, the “Authorities”), or is subject to any suspension in excess of two (2) trading days or cease trade order issued by any of the Authorities; (e) if any of the Registrant’s representations, warranties or other statements in the Credit Agreement or any other collateral document delivered hereunder or in connection with the Credit Facility were at the time given false or misleading in any material respect; (f) if the Registrant is in default under any agreement which if terminated could reasonably be expected to result in a material adverse effect on the Registrant and written notice of such default has been given to the Registrant by SRLP; (g) if the Registrant or any subsidiary defaults in observing or performing any term, covenant or condition in respect of any indebtedness exceeding $500,000 in the aggregate, by which they are bound; (h) if the Registrant permits any sum which has been admitted as due, or is not disputed to be due, and which forms or is capable of being made a charge upon any of the assets or undertaking of the Registrant to remain unpaid or not challenged for 30 days after proceedings have been taken to enforce the same; (i) if the Registrant, directly or indirectly through any subsidiary, ceases or threatens to cease to carry on business; (j)if any order is made or issued by a competent regulatory authority prohibiting the trading in shares of the Registrant or if the Registrant’s common shares are suspended or de-listed from trading on any stock exchange; (k) if in the reasonable opinion of SRLP a material adverse effect in respect of the Registrant or any of its subsidiaries shall have occurred; (l) if the Registrant or any subsidiary petitions or applies to any tribunal for the appointment of a trustee, receiver or liquidator or commences any proceedings under any bankruptcy, insolvency, readjustment of debt or liquidation law of any jurisdiction, whether now or hereafter in effect; (m) any change of control of the Registrant; or (n)if any petition or application for appointment of a trustee, receiver or liquidator is filed, or any proceedings under any bankruptcy, insolvency, readjustment of debt or liquidation law are commenced, against the Registrant which is not opposed by the Registrant in good faith, or an order, judgment or decree is entered appointing any such trustee, receiver, or liquidator, or approving the petition in any such proceeding.

The Credit Facility is secured by a general security agreement granting a first priority security interest over all of the present and after-acquired personal property of the Registrant and all proceeds thereof, with exclusions for the Mt. Todd gold project and the Colomac mill equipment.  The general security agreement is attached hereto as Exhibit 10.2.

The Credit Agreement contains standard representations, warranties and covenants. The Credit Agreement also contains standards negative covenants of the Registrant, pursuant to which the Registrant has agreed that it will not, without the prior written consent of SRLP, (i) make, give or otherwise create any lien over the assets of the Registrant, except for certain permitted liens, (ii) change the Registrant’s name, (iii) make any changes to the Registrant’s constating documents, (iii) allot and issue any new shares of any subsidiary of the Registrant, (iv)  declare or provide for any dividends or distributions based on share capital, (v) make any sale or disposition of any substantial or material part of the Registrant’s or its subsidiaries’ business or assets, outside of the ordinary course, (vi) incur any indebtedness, (vii) enter into loans or transactions with non-arm’s length parties other than on commercially reasonable terms, (viii) amend, modify or terminate any material agreement, license or permit of the Registrants or its subsidiaries, (ix) make any material payments to shareholders, affiliates or executives, other than commercially reasonable salaries and employment bonuses, or (x) guarantee any obligations of any person.

The closing of the transactions contemplated by the Credit Agreement occurred on March 28, 2013.

The above is a summary of the material terms of the Credit Agreement and is qualified in its entirety by the Credit Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As set forth in Item 1.01 above, the Registrant entered into a Credit Facility on March 28, 2013.  The material terms and conditions of the Credit Facility are set forth in Item 1.01 and are hereby incorporated by reference.

Item 3.02 Unregistered Sales of Equity Securities

As set forth in 1.01 above, pursuant to the terms and conditions of the Credit Agreement, the Registrant  issued an aggregate of 125,798 common shares as part of the consideration paid to SRLP for entering into the Credit Agreement.  The Registrant offered and sold the common shares in reliance on the exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder on the basis of representations of eligibility and suitability made to the Registrant by SRLP and the beneficial purchasers of the notes, as set forth in the Credit Agreement.

Item 7.01 Regulation FD

On March 28, 2013, the Registrant issued a press release to announce the closing of the financing establishing the Credit Facility. A copy of the press release is attached to this current report on Form 8-K as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended. The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Exhibits

10.1           Credit Agreement
10.2           General Security Agreement
99.1           Press Release dated March 28, 2013*

*The Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the United States Securities and Exchange Commission pursuant to Regulation FD.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VISTA GOLD CORP. (Registrant)

Dated: April 2, 2013	By: /s/John F. Engele John F. Engele Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1 10.2 99.1	Credit Agreement General Security Agreement Press Release dated March 28, 2013*

*The Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the United States Securities and Exchange Commission pursuant to Regulation FD.